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                                                         EXHIBIT 3(b)(vi)(B)(ii)
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                                FIRST AMENDMENT
                                       TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                    AMERICAN GENERAL LIFE INSURANCE COMPANY,
                   AMERICAN GENERAL SECURITIES INCORPORATED,
                             ROYCE CAPITAL FUND AND
                            ROYCE & ASSOCIATES, INC.


THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of August , 1998, amends the Participation Agreement dated as of February 26, 1998 (the "Agreement"), among AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule B of the Agreement (the "Account"), AMERICAN GENERAL SECURITIES INCORPORATED ("AGSI"), ROYCE CAPITAL FUND (the "Fund"), and ROYCE & ASSOCIATES, INC. (the "Adviser"), collectively, the "Parties." All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

WHEREAS, the Company will offer a new Variable Insurance Products comprised of a variable life insurance product which is not covered under the Agreement, but for which the Fund will act as an investment vehicle for the Company's Accounts; and

WHEREAS, the Parties now desire to amend the Agreement to reflect the new Variable Insurance Product for which the Fund will act as an investment vehicle for the Accounts, and to otherwise amend the agreement in the manner set forth herein;

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

1. The fifth (5th) recital of the agreement is hereby deleted in its entirety and replaced therefor with the following new recital:

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated July 24, 1996 (File No. 812-9988), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Insurance Product separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (hereinafter the "Shared Funding Exemptive Order"); and

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2. The ninth (9th) recital of the Agreement is hereby deleted in its entirety.

3. Schedule B to the Agreement, a revised copy of which is attached hereto, is hereby amended to add the Legacy Plus(SM) Contract.

4. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

  AMERICAN GENERAL LIFE INSURANCE COMPANY, on behalf of itself and each of its Accounts named in Schedule B hereto, as amended from time to time.


     By:   /S/ DON M. WARD
        ---------------------------------------
          Don M. Ward
          Senior Vice President - Variable Markets

  AMERICAN GENERAL SECURITIES INCORPORATED


     By:    /S/ F. PAUL KOVACH
        ---------------------------------------
          F. Paul Kovach, Jr.
          President


  ROYCE CAPITAL FUNDS


     By:   /S/ JOHN D. DIEDERICH
        ---------------------------------------
          John D. Diederich
          Vice President

  ROYCE & ASSOCIATES, INC.


     By:   /S/ DANIEL A. O'BYRNE
        ---------------------------------------
          Daniel A. O'Byrne
          Vice President


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                                   SCHEDULE B

                        SEPARATE ACCOUNTS AND CONTRACTS


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
NAME OF SEPARATE ACCOUNT AND                                    REGISTRATION NUMBERS AND NAMES OF CONTRACTS FUNDED
DATE ESTABLISHED BY BOARD OF DIRECTORS                          BY SEPARATE ACCOUNT

                                                                Form Nos.:      Name of Contract:
American General Life Insurance Company
Separate Account D                                              97505           Select Reserve(SM) Flexible Payment
Established: November 19, 1973                                                  Variable and Fixed
                                                                                Individual Deferred Annuity

American General Life Insurance Company
Separate Account VL-R                                           98615           Legacy Plus(SM) Variable Life Insurance
Established: May 6, 1997                                                        Policies

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